                                                                    EXHIBIT 10.4



                               CUSTODIAN AGREEMENT

                                      AMONG

                           ORIX CREDIT ALLIANCE, INC.,

              ORIX CREDIT ALLIANCE RECEIVABLES 2000-B CORPORATION,
                               AS TRUST DEPOSITOR,

                                       AND

                              THE BANK OF NEW YORK,

                              AS INDENTURE TRUSTEE

                           DATED AS OF AUGUST __, 2000

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
1.      Appointment as Custodian; Acknowledgment of Receipt...........................1

2.      Maintenance at Office.........................................................2

3.      Duties of Custodian...........................................................2

4.      Instructions; Authority to Act................................................3

5.      Indemnification by the Custodian..............................................3

6.      Advice of Counsel.............................................................4

7.      Effective Period, Termination and Amendment and Interpretive
        and Additional Provisions.....................................................4

8.      Governing Law.................................................................4

9.      Notices.......................................................................4

10.     Binding Effect................................................................5

                               CUSTODIAN AGREEMENT

               Custodian Agreement, dated as of August __, 2000 (the "Custodian Agreement") among ORIX CREDIT ALLIANCE, INC., a New York corporation ("OCAI"), ORIX CREDIT ALLIANCE RECEIVABLES 2000-B CORPORATION, a Delaware corporation (the "Trust Depositor") and THE BANK OF NEW YORK, as Indenture Trustee (the "Indenture Trustee").

               WHEREAS, OCAI and the Trust Depositor have entered into a Transfer Agreement, dated as of the date hereof (the "OCAI Transfer Agreement") and OCAI, the Trust Depositor, the Indenture Trustee and ORIX Credit Alliance Receivables Trust 2000-B (the "Issuer") have entered into a Transfer and Servicing Agreement, dated as of the date hereof (the "Agreement", the capitalized terms defined therein being used herein with the same meaning as set forth therein or in the Indenture); and

               WHEREAS, pursuant to the OCAI Transfer Agreement, OCAI shall sell, transfer and assign to the Trust Depositor without recourse all of OCAI's right, title and interest in and to the Contracts and related security interests, and pursuant to the Agreement, the Trust Depositor shall simultaneously sell, transfer and assign its right, title and interest in and to the Contracts and related security interests to the Issuer; and

               WHEREAS, simultaneously with the purchase of the Contracts by the Issuer, the Issuer is assigning the Contracts to and granting a security interest in and a lien upon the Contracts and related security interests in favor of the Indenture Trustee under the terms of the Indenture; and

               WHEREAS, in connection with such sales and the assignments, the Agreement provides that the Indenture Trustee shall hold the Contract Files directly or through a Custodian acting as agent of the Indenture Trustee under the Custodian Agreement;

               NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

               1. APPOINTMENT AS CUSTODIAN; ACKNOWLEDGMENT OF RECEIPT. Subject to the terms and conditions hereof, the Indenture Trustee hereby revocably appoints OCAI, and OCAI hereby accepts such appointment, to act as agent of the Indenture Trustee as Custodian (the "Custodian") to maintain custody of the Contract Files relating to the Contracts. In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that degree of skill and attention that the Custodian exercises with respect to the contract files relating to all comparable equipment contracts that the Custodian services for itself or others. The Custodian hereby acknowledges receipt of the Contract File for each Contract listed in the List of Contracts.

               2. MAINTENANCE AT OFFICE. The Custodian agrees to maintain each Contract File at its offices as shall be specified to the Trust Depositor, the Issuer and the Indenture Trustee. The Custodian shall make available to the Trust Depositor, the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Contract Files and the related accounts, records and computer systems maintained by the Custodian at such times as the Trust Depositor, the Issuer or the Indenture Trustee shall instruct.

               3.     DUTIES OF CUSTODIAN.

               (a) SAFEKEEPING. The Custodian shall hold the Contract Files on behalf of the Indenture Trustee and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Contract File as will comply with the terms and conditions of the Agreement. The Custodian shall at all times maintain the original of each fully executed Contract and store such original Contract in a fireproof vault. Within 60 days of the Closing Date (or Subsequent Transfer Date, as the case may be), the Custodian shall deliver an Officer's Certificate to the Owner Trustee and the Indenture Trustee certifying that as of a date no earlier than the Closing Date (or Subsequent Transfer Date, as the case may be) it has conducted an inventory of the Contract Files (which in the case of Substitute Contracts, need be only of the Contract Files related to such Substitute Contracts) and that there exists a Contract File for each Contract and stating all exceptions to such statement, if any. The Custodian shall conduct, or cause to be conducted, periodic (at least annually) physical inspections of the Contract Files held by it under this Custodian Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trust Depositor and the Indenture Trustee to verify the accuracy of the Custodian's inventory and record keeping. The Custodian shall promptly report to the Trust Depositor, the Issuer, and the Indenture Trustee any failure on its part to hold the Contract Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.

               (b) ACCESS TO RECORDS. Subject only to the Custodian's security requirements applicable to its own employees having access to similar records held by the Custodian, the Custodian shall permit the Indenture Trustee or its duly authorized representatives, attorneys or auditors to inspect the Contract Files and the related accounts, records and computer systems maintained by the Custodian pursuant hereto at such times as the Indenture Trustee may reasonably request. The Custodian shall implement or maintain policies and procedures in writing and signed by a Servicing Officer with respect to persons authorized to have access to the Contract Files on the

Custodian's premises and with respect to the receipting for Contract Files taken from their storage area by an employee of the Custodian for purposes of servicing or any other purposes.

               (c) RELEASE OF DOCUMENTS. Upon instruction from the Indenture Trustee, the Custodian shall release any Contract File to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable and upon the release and delivery of any such document in accordance with the instructions of the Indenture Trustee, the Custodian shall be released from any further liability and responsibilities under this Custodian Agreement with respect to such documents unless and until such time as such document may be returned to the Custodian.

               (d) ADMINISTRATION; REPORTS. In general, the Custodian shall attend to all non-discretionary details in connection with maintaining custody of the Contract Files on behalf of the Indenture Trustee. In addition, the Custodian shall assist the Indenture Trustee generally in the preparation of routine reports to regulatory bodies, to the extent necessitated by the Custodian's custody of the Contract Files.

               (e) MAINTAINING THE ISSUER'S PERFECTED SECURITY INTEREST. The Custodian will take all action necessary to maintain the perfection of the Issuer's interest in the Contracts and the proceeds thereof. For all purposes of Article Four of the Agreement, the Trustees shall be deemed to have possession of the Contract Files for purposes of Section 9-305 of the Uniform Commercial Code of the State in which the Contract Files are located.

               4. INSTRUCTIONS; AUTHORITY TO ACT. The Custodian shall be deemed to have received proper instructions with respect to the Contract Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee. A certified copy of a bylaw or of a resolution of the Board of Directors of the Indenture Trustee may be received and accepted by the Custodian as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by the Indenture Trustee. Such instructions may be general or specific in terms.

               5. INDEMNIFICATION BY THE CUSTODIAN. The Custodian agrees to indemnify the Trust Depositor, the Issuer and the Indenture Trustee and its officers, directors, agents and employees for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever, including, without limitation, fees and expenses of counsel, that may be imposed on, incurred by or asserted against the

Trust Depositor, the Issuer and the Indenture Trustee as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Contract Files; provided, however, that the Custodian shall not be liable to the Trust Depositor, the Issuer or the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Trust Depositor, the Issuer or the Indenture Trustee. This Section 5 shall survive the termination of the Custodian Agreement and the earlier removal or resignation of the Indenture Trustee.

               6. ADVICE OF COUNSEL. The Custodian, the Trust Depositor and the Indenture Trustee further agree that the Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable federal or state law.

               7. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT AND INTERPRETIVE AND ADDITIONAL PROVISIONS. This Custodian Agreement shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If OCAI shall resign as Servicer in accordance with the provisions of the Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Article Eight of the Agreement, the appointment of OCAI as custodian shall be terminated by the Indenture Trustee or by the Holders of Notes in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Article Eight of the Agreement. The Indenture Trustee may terminate OCAI's appointment as custodian, with cause, at any time upon written notification to OCAI, and without cause upon 30 days' prior written notification to OCAI and the Rating Agencies. As soon as practicable after any termination of such appoint ment, OCAI shall deliver the Contract Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate. If OCAI shall be terminated as custodian hereunder for any reason but shall continue to serve as Servicer, the Indenture Trustee shall, or shall cause its agent to, make the Contract Files available to OCAI during normal business hours upon reasonable notice so as to permit OCAI to perform its obligations as Servicer hereunder.

               8. GOVERNING LAW. This Custodian Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

               9. NOTICES. All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Custodian, at the following address: ORIX Credit Alliance, Inc., 300 Lighting Way, Secaucus, New Jersey 07096, Attn: Executive Vice President-Finance, (b) in the case of the Indenture Trustee, at the following address: The Bank of New York,

[______________________], Attn: [______________________], Fax number:
[______________________] and (c) in the case of the Trust Depositor, at the following address: ORIX Credit Alliance Receivables Corporation III, 300 Lighting Way, Secaucus, New Jersey 07096, Attn: President, or at such other address as shall be designated by such party in a written notice to the other party.

               10. BINDING EFFECT. This Custodian Agreement shall be binding upon and shall inure to the benefit of the Trust Depositor, the Indenture Trustee, the Custodian and their respective successors and assigns.

               IN WITNESS WHEREOF, each of the parties hereto has caused this Custodian Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                        ORIX CREDIT ALLIANCE, INC.,
                                        as Custodian

                                        By:

                                           Name:  Joseph J. McDevitt, Jr.
                                           Title:  Executive Vice President


                                        THE BANK OF NEW YORK, not in its
                                        individual capacity but solely as
                                        Indenture Trustee


                                        By:

                                           Name:
                                           Title:


                                        ORIX CREDIT ALLIANCE RECEIVABLES
                                        2000-B CORPORATION, as Trust Depositor


                                        By:

                                           Name:
                                           Title: